Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
Deborah S. Lorenz
Vice President
Investor Relations and
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
March 8, 2004

LIPID SCIENCES, INC. ANNOUNCES ELECTION OF
BOSKO DJORDJEVIC AS DIRECTOR

PLEASANTON, Calif., March 8, 2004 – Lipid Sciences, Inc. (NASDAQ:LIPD) announced that Bosko Djordjevic was elected to the Board of Directors on March 2, 2004. Lipid Sciences is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, including viral infections, such as Human Immunodeficiency Virus (HIV), and cardiovascular diseases, in which lipids, or fat components, play a key role.

Mr. Djordjevic has had a long-term association with Lipid Sciences. He is a founder, significant stockholder, and one of the original investors of the Company. In addition, he served as a member of the Board of Directors of the Company’s predecessor, a private company, and was instrumental in the formation of the Company’s Scientific Advisory Board.

Richard G. Babbitt, Chairman of the Board of Lipid Sciences, Inc., noted, “Mr. Djordjevic played a critical role in the formation of Lipid Sciences and continued to effect change in the Company in an attempt to increase stockholder value. The Board of Directors and I are very pleased that Bosko has agreed to join us at this pivotal time in the development of our unique delipidation technology.”

Commenting on his election, Mr. Djordjevic said, “I am very optimistic about the recent scientific progress that has been made, and the general transformation of Lipid Sciences under the direction of Mr. Babbitt and the Board of Directors, and Dr. Lew Meyer, President and Chief Executive Officer, and his management team. I look forward to contributing once again to the success of this Company as a member of the Board.”

Mr. Djordjevic is an active private investor with broad international business experience.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes to treat major medical indications in which lipids, or fat components, play a key role. The Company’s technologies are based on a unique patented process, known as delipidation, which selectively removes lipids from proteins. The Company’s Viral Immunotherapy Platform is focused on the removal of lipid coatings from viruses and other lipid-containing infectious agents by applications of its delipidation technology. It is believed that removing the infectious agent’s protective lipid coating exposes otherwise hidden viral proteins, thereby stimulating the body’s immune system to elicit an enhanced therapeutic response to the infectious agent. Conditions that can potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile and SARS. The Company’s HDL Therapy Platform is aimed at developing potential treatments for the reversal of atherosclerosis, a disease of blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. If left untreated, these plaques are highly vulnerable to rupture and to blood clot formation which can result in a fatal myocardial infarction (heart attack). Regression of such plaques may have a major impact on reducing the risk of acute coronary events.

Forward-Looking Statements: This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds or attract strategic partners or to effect other transactions; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; an economic downturn in the real estate market; and our dependence on key personnel.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com. If you would like to receive our press releases via email, please contact: info@lipidsciences.com.